Exhibit 10.14

OSCAR HEALTH, INC.

2021 INCENTIVE AWARD PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE

Oscar Health, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the performance-based Restricted Stock Units (the “PSUs”) described in this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Oscar Health, Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”) and the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A, the Vesting Schedule attached as Exhibit B (Exhibits A and B, collectively, the “Agreement”) and the Release attached as Exhibit C, both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[Mario Schlosser / Josh Kushner]

Grant Date:	[Effective on later of closing of IPO and date Form S-8 filed]

Number of Total PSUs:	[4,229,853 / 2,114,926]

Class of Shares:	Class A Common Stock

Expiration Date	[Seventh anniversary of IPO closing date]

Vesting Schedule:	Exhibit B

By accepting (whether in writing, electronically or otherwise) the PSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

OSCAR HEALTH, INC.	PARTICIPANT

By:

Name:	[Mario Schlosser / Josh Kushner]

Title:

Exhibit A

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

WHEREAS, the Company has granted the PSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”);

WHEREAS, in connection therewith, the parties desire to enter into this Performance-Based Restricted Stock Unit Agreement (this “Agreement”); and

WHEREAS, the Company and Participant expect that Participant will not be eligible to receive a Company long-term incentive or equity-based compensatory award prior to calendar year 2028 or, if earlier, a Change in Control.

NOW, THEREFORE, the Company and Participant hereby agree as follows:

ARTICLE I.

GENERAL

1.1    Award of PSUs. Notwithstanding Section 9.9 of the Plan, each PSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the PSUs have vested.

1.2    Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.

1.3    Unsecured Promise. The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

1.4    Definitions. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or in the Plan. In addition, the following defined terms shall apply:

(a)    “Cause” means the occurrence of any one or more of the following events:

(i)    Participant’s willful failure to substantially perform Participant’s duties with the Company (other than any such failure resulting from Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after Participant’s issuance of a Notice of Termination for Good Reason), including Participant’s willful failure to follow any reasonable and lawful directive from the Board within the reasonable scope of Participant’s duties. For the avoidance of doubt, Participant’s failure to satisfy any specific performance goal or metric or the Company’s failure to attain any specific level of financial performance shall not constitute a failure to perform for purposes of this clause (i);

(ii)    Participant’s commission of or entry of a plea of guilty or nolo contendere to a felony crime (excluding vehicular crimes) or a crime of moral turpitude;

(iii)    Participant’s material breach of any material obligation under any written agreement with the Company or its affiliates or under any applicable policy of the Company or its affiliates that has been provided to or made available to Participant (including any code of conduct or harassment policies), and Participant’s failure to correct the same (if capable of correction, as determined by the Board), within 30 days after a written notice is delivered to Participant, which demand specifically identifies the manner in which the Board believes that Participant has materially breached such agreement;

(iv)    any act of fraud, embezzlement, theft or misappropriation from the Company or its affiliates by Participant; or

(v)    Participant’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by Participant of Participant’s fiduciary duty to the Company or its affiliates, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company or its Subsidiaries.

Notwithstanding the foregoing, except with respect to clause (ii), Participant’s Service will not be terminated for Cause unless and until (1) the Company provides Participant with written notice setting forth the facts and circumstances claimed by the Company to constitute Cause, and (2) Participant fails to cure or remedy such acts or omissions within 10 business days following his receipt of such notice; provided, however that with respect to clause (i), the Board shall specifically identify the manner in which the Board believes that Participant has not performed Participant’s duties, and Participant’s cure period shall be 30 (rather than 10 business) days. Further, no act or failure to act on Participant’s part shall be considered “willful” unless the Company reasonably and in good faith determines it is done, or omitted to be done, in bad faith or without reasonable belief that Participant’s act or omission was in the best interests of the Company. Without limitation, any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission, or based upon the advice of legal counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by Participant in good faith and in the best interests of the Company.

(b)    “Disability” means a permanent and total disability under Code Section 22(e)(3).

(c)    “Good Reason” means the occurrence of any one or more of the following events without Participant’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:

(i)    [a material diminution in Participant’s base salary or target bonus, other than as part of an across-the-board reduction applicable to the Company’s senior executives, and further excluding any voluntary reductions in base salary and/or target bonus;]1

(ii)    a change in the geographic location of Participant’s principal work location with the Company by more than 35 miles from its existing location;

(iii)    a material diminution in Participant’s title, authority or duties, but excluding [a change due to Participant ceasing to serve as the Vice Chairman of the Company but continuing to serve as a member of the Board or]2 any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company within 30 days after receipt of notice thereof given by Participant; or

(iv)    the Company’s material breach of this Agreement.

Notwithstanding the foregoing, Participant will not be deemed to have resigned for Good Reason unless (1) Participant provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Participant to constitute Good Reason within 45 days after the date of the occurrence of any event that Participant knows or should reasonably have known to constitute Good

[1]	NTD: Not to be included for Josh.
[2]	NTD: Include for Josh.

Reason, (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of Participant’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.

(d)    “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant’s Service under the provision so indicated and (iii) if Participant’s termination date is other than the date of receipt of such notice, specifies the termination date.

(e)    “Qualifying Termination” means a termination of Participant’s Service either by the Company without Cause, by Participant for Good Reason or due to Participant’s death or Disability.

(f)    “Service” means Participant’s employment or service with the Company as an employee or as a member of the Board, or in any other similar role as determined by the Administrator in its sole discretion.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1    General Vesting; Forfeiture. The PSUs will vest in connection with the achievement of Price Per Share Goals as defined in and as set forth in Exhibit B, subject to Participant’s continued Service with the Company or its Affiliates through the applicable Vesting Date(s) (as defined in Exhibit B), except to the extent provided in Sections 2.2 and 2.3 below. Any PSUs that remain outstanding and unvested as of the close of business on the Expiration Date automatically will be forfeited and terminated at the close of business on the Expiration Date.

2.2    Change in Control. If (i) a Change in Control occurs, (ii) Participant remains in continued Service until at least immediately prior to the Change in Control or Participant previously experienced a Qualifying Termination, and (iii) some or all PSUs remain outstanding as of immediately prior to such Change in Control, then (x) any PSUs that are Initial Earned PSUs or Time and Performance Earned PSUs (collectively, “Earned PSUs”) shall vest as of immediately prior to such Change in Control and (y) the treatment of any remaining PSUs shall be determined as set forth below.

(a)    If a Price Per Share Goal is achieved based on the CIC Price (as defined in Exhibit B) (or, with respect to a Non-Transactional Change in Control, based on the Price Per Share as of the Change in Control date), then the PSUs that are eligible to become Earned PSUs as a result of achieving such Price Per Share Goal (determined without regard to whether the Change in Control date occurs within the Performance Period or any Measurement Period, each as defined in Exhibit B) shall vest as of immediately prior to the closing of such Change in Control. In addition, if the CIC Price (or, with respect to a Non-Transactional Change in Control, the Price Per Share as of the Change in Control date) falls between two Price Per Share Goals, then an additional number of PSUs shall become Earned PSUs and vest immediately prior to the closing of such Change in Control equal to a number of PSUs determined using straight line interpolation between the Price Per Share Goals between which such price falls. Notwithstanding the generality of the foregoing, in the event that a Price Per Share Goal was achieved prior to the Change in Control, no additional PSUs shall become vested pursuant to the first sentence of this Section 2.2(a) with respect to such Price Per Share Goal.

(b)    Notwithstanding anything to the contrary contained in Section 8.3 of the Plan, if, following the application of Sections 2.2(a), any PSUs would otherwise remain outstanding and unvested after the Change in Control occurs, then such PSUs automatically will be forfeited and terminated as of immediately prior to such Change in Control without consideration therefor.

2.3    Termination of Service.

(a)    If Participant experiences a Qualifying Termination, then (i) any PSUs that are Earned PSUs as of such Qualifying Termination shall vest as of the termination date and (ii) any PSUs that are not Earned PSUs as of such Qualifying Termination shall remain outstanding and eligible to vest upon the achievement of the Price Per Share Goals set forth on Exhibit B (i.e., on the date on which the applicable Price Per Share Goal is achieved) or pursuant to Section 2.2(a). Such PSUs shall remain outstanding and eligible to vest until the earliest to occur of (i) the Expiration Date, (ii) a Change in Control and (iii) the 24-month anniversary of such termination of Service (such earliest date, the “Qualifying Termination End Date”). Notwithstanding the generality of the foregoing, in the event that a Price Per Share Goal was achieved prior to a Qualifying Termination, no additional PSUs shall become vested with respect to such Price Per Share Goal pursuant to the preceding sentence if such Price Per Share Goal again is achieved during the period between and (including) the date of the Qualifying Termination and the Qualifying Termination End Date. To the extent any PSUs have not become vested on or prior to the Qualifying Termination End Date, such PSUs automatically will be forfeited and terminated as of the Qualifying Termination End Date without consideration therefor.

(b)    The treatment set forth in Section 2.3(a) is subject to and conditioned upon Participant’s (or Participant’s estate’s) timely execution, delivery and non-revocation of a general release of claims in the form attached hereto as Exhibit C (the “Release”). The Release shall be delivered to Participant (or Participant’s estate’s) within five business days following the termination date, and Participant shall have 21 days thereafter (or 45 days, if necessary to comply with Applicable Law) to execute and deliver the Release to the Company. The Company may update the Release attached hereto to the extent necessary to reflect changes in law.

(c)    If Participant experiences a termination of Service for any reason other than a Qualifying Termination, all PSUs that have not become vested on or prior to the date of such termination of Service (including any Earned PSUs) automatically will be forfeited and terminated as of the termination date without consideration therefor.

2.4    Settlement.

(a)    The PSUs will be paid in Shares as soon as practicable and in any event within 30 days after the vesting date of the applicable PSU, as determined pursuant to Section 2.2(a) or 2.3(a) or Exhibit B.

(b)    Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of PSUs (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2    Tax Withholding.

(a)    Payment of the withholding tax obligations with respect to the Award shall be by any of the following, or a combination thereof, as determined by the Participant:

(i)    Cash or check;

(ii)    Subject to Section 10.17 of the Plan, delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator; or

(iii)    Subject to the consent of the Administrator as determined in its sole discretion which shall not be unreasonably withheld, the Company may withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligation. The number of Shares which may be so withheld shall be such number of Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the PSUs, the Shares subject to the PSUs and Price Per Share Goals are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. For purposes of clarity, in connection with an Equity Restructuring the Price Per Share Goals shall be subject to Section 8.1 of the Plan.

4.2    Clawback. Notwithstanding Section 10.13 of the Plan, the Award and the Shares issuable hereunder shall be subject to (i) any Company clawback or recoupment policy required in order to comply with Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder and (ii) any reasonable and customary Company clawback or recoupment policy approved by the Company’s Board which applies to the senior executives of the Company and which Participant has a reasonable amount of time to consider and comment on. The Company and Participant acknowledge that neither this Section 4.2 nor Section 10.13 of the Plan are intended to limit any clawback and/or disgorgement of the Award and/or the Shares issuable hereunder pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

4.3    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.6    Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8    Non-Disparagement. During Participant’s Service and thereafter, the Company and Participant agree that each party (which, with respect to the Company, shall refer to its officers and directors) will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the other party, the products or services, or in the case of Participant, any of the Company’s present or former officers, equity holders, directors or employees; provided that either party may confer in confidence with his or her or its legal representatives and make demonstrably true statements.

4.9    Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the PSUs without the prior written consent of Participant.

4.10    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.11    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.

4.12    Not a Contract of Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.13    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

*  *  *  *  *

Exhibit B

EARNED PSUS; VESTING SCHEDULE

Initial Earned PSUs

50% of the PSUs ([4,229,853 / 2,114,926] PSUs) will be eligible to become “Initial Earned PSUs” based on the achievement of Price Per Share Goals set forth in the table below during the Performance Period, subject to certification by the Administrator that the applicable Price Per Share Goal has been achieved (provided that (i) such certification shall occur within two business days following the achievement date and shall not be unreasonably withheld and (ii) no such certification shall be required in the event one or more Price Per Share Goals are achieved as a result of the occurrence of a Change in Control other than a Non-Transactional Change in Control).

Vesting Tranche	Price Per Share Goal	Number of Earned PSUs
“First Vesting Tranche”	$90.00	[422,985 / 211,492]
“Second Vesting Tranche”	$135.00	[422,985 / 211,492]
“Third Vesting Tranche”	$180.00	[422,985 / 211,493]
“Fourth Vesting Tranche”	$225.00	[422,986 / 211,493]
“Fifth Vesting Tranche”	$270.00	[422,985 / 211,493]

For the avoidance of doubt, each Price Per Share Goal for an Initial Earned PSU may be achieved only once during the Performance Period and more than one Price Per Share Goal may be achieved on a particular date. For example, if the first Price Per Share Goal of $90.00 per share is determined by the Administrator to have been satisfied on January 1, 2025, the Price Per Share thereafter drops below such level and again reaches $90.00 per share during the 180 consecutive day period ending September 30, 2025, no additional PSUs shall become Initial Earned PSUS as a result of reaching the same Price Per Share Goal for a second time.

Time and Performance Earned PSUs

50% of the PSUs ([4,229,853 / 2,114,926] PSUs) will be eligible to become “Time and Performance Earned PSUs” based on the achievement of Price Per Share Goals set forth in the table below during the specified Measurement Period set forth in the table below or, if earlier a Change in Control, subject to certification by the Administrator that the applicable Price Per Share Goal has been achieved (provided that (i) such certification shall occur within two business days following the achievement date and shall not be unreasonably withheld and (ii) no such certification shall be required in the event one or more Price Per Share Goals are achieved as a result of the occurrence of a Change in Control other than a Non-Transactional Change in Control).

Vesting Tranche	“Measurement Period”	Price Per Share Goal	Number of Earned PSUs
“First Vesting Tranche”	Beginning on (and including) the second anniversary of IPO Date and ending on the date on which the Price Per Share Goal is achieved	$90.00	[422,985 / 211,493	]
“Second Vesting Tranche”	Beginning on (and including) the third anniversary of IPO Date and ending on the date on which the Price Per Share Goal is achieved	$135.00	[422,986 / 211,493	]
“Third Vesting Tranche”	Beginning on (and including) the fourth anniversary of IPO Date and ending on the date on which the Price Per Share Goal is achieved	$180.00	[422,985 / 211,492	]
“Fourth Vesting Tranche”	Beginning on (and including) the fifth anniversary of IPO Date and ending on the date on which the Price Per Share Goal is achieved	$225.00	[422,985 / 211,492	]
“Fifth Vesting Tranche”	Beginning on (and including) the sixth anniversary of IPO Date and ending on the earlier of the (i) seventh anniversary of IPO Date and (ii) date on which the Price Per Share Goal is achieved	$270.00	[422,986 / 211,493	]

For the avoidance of doubt, each Price Per Share Goal for a Time and Performance Earned PSU may be achieved only once during a Measurement Period and more than one Price Per Share Goal may be achieved on a particular date. For example, if the first Price Per Share Goal of $90.00 per share is determined by the Administrator to have been satisfied on January 1, 2025, the Price Per Share thereafter drops below such level and again reaches $90.00 per share during the 180 consecutive day period ending September 30, 2025, no additional PSUs shall become Time and Performance Earned PSUS as a result of reaching the same Price Per Share Goal for a second time.

Vesting of Earned PSUs

Except as otherwise provided in Section 2.2 or 2.3 of the Agreement, with respect to any PSUs that become Earned PSUs (i.e., either Initial Earned PSUs or Time and Performance Earned PSUs), such Earned PSUs shall vest on the applicable “Vesting Date” set forth in the table below based on such Earned PSUs’ Vesting Tranche or on the Expiration Date as described in the sentence following the table, in any case, subject to Participant’s continued Service through the applicable Vesting Date.

Earned PSUs’ Vesting Tranche	Vesting Date
First Vesting Tranche	Later of third anniversary of IPO Date and date on which the Price Per Share Goal is achieved
Second Vesting Tranche	Later of fourth anniversary of IPO Date and date on which the Price Per Share Goal is achieved
Third Vesting Tranche	Later of fifth anniversary of IPO Date and date on which the Price Per Share Goal is achieved
Fourth Vesting Tranche	Later of sixth anniversary of IPO Date and date on which the Price Per Share Goal is achieved
Fifth Vesting Tranche	Seventh anniversary of IPO Date

B-2

In addition, if the average Price Per Share during the 180 consecutive day period ending on (and including) the Expiration Date falls between two Price Per Share Goals, then an additional number of PSUs shall become Initial Earned PSUs or Time and Performance Earned PSUs, and vest as of immediately prior to the close of business on the Expiration Date, equal to a number of PSUs determined using straight line interpolation between the Price Per Share Goals between which such price falls (in accordance with the applicable table above).

In no event may more than [4,229,853 / 2,114,926] PSUs vest pursuant to this Award.

Definitions

“CIC Price” means the price per share of Class A Common Stock (or, in connection with a sale or other disposition of all or substantially all of the Company’s assets, the implied price per share of Class A Common Stock) paid by an acquiror in connection with such Change in Control or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliate, then, unless otherwise determined by the Administrator, the CIC Price shall mean the value of the consideration paid per Share based on the average of the closing trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded for each trading day during the five consecutive trading days ending on and including the date on which a Change in Control occurs. In the event the consideration in the Change in Control takes any other form, the value of such additional consideration shall be determined by the Administrator in its good faith reasonable discretion in a manner intended to not diminish the value of the Award to the Participant.

“IPO Date” means the date on which the closing of the underwritten public offering of the Company’s Class A Common Stock occurs.

“Performance Period” means the period beginning on (and including) the second anniversary of the IPO Date and ending on (and including) the Expiration Date.

“Price Per Share” means the Class A Common Stock’s volume-weighted average per-share price.

“Price Per Share Goal” means a target Price Per Share as set forth in the table above, and that has been maintained for any 180 consecutive day period during the Performance Period or the applicable Measurement Period, beginning with the 179th day prior to the beginning of the Performance Period or such Measurement Period, and continuing during the Performance Period or such Measurement Period; provided, however, that if a Change in Control occurs, then (i) the Price Per Share Goals shall be evaluated without regard to whether the Performance Period or applicable Measurement Period has begun and (ii) the Price Per Share Goals shall be evaluated solely by reference to the CIC Price (other than in connection with a Change in Control that is solely a Non-Transactional Change in Control).

“Vesting Tranche” means each of the First Vesting Tranche, Second Vesting Tranche, Third Vesting Tranche, Fourth Vesting Tranche and Fifth Vesting Tranche.

B-3

Exhibit C

GENERAL RELEASE

1.    Release. For valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Oscar Health, Inc., a Delaware corporation (“Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, directors, officers and employees of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or service, or termination of employment or service, of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment or service; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment or service of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act.

2.    Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under the performance-based restricted stock unit award agreement between the undersigned and the Company (to which this Release is attached) or as a holder of any securities of the Company, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company, under any directors’ and officers’ liability insurance policy or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator. [For the avoidance of doubt this Release shall also not operate to release any rights or claims of any Thrive Party. For purposes of this Release, “Thrive Party” means each of Thrive Capital Partners II, L.P.; Thrive Capital Partners III, L.P.; Claremount TW, L.P.; Thrive Capital Partners V, L.P.; Claremount V Associates, L.P.; Thrive Capital Partners VI Growth, L.P; Claremount VI Associates, L.P. ; Thrive Partners II GP, LLC; Thrive Partners III GP, LLC; Thrive Partners V GP and Thrive Partners VI GP, LLC.]3

3.    Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local

[3]	NTD: To be included for Josh.

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government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

4.    Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

5.    No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent is challenges the effectiveness of this release with respect to a claim under the ADEA.

6.    No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

7.    [OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:

(i)

the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

(ii)

the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;

(iii)

the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;

(iv)	the Company advises the undersigned to consult with an attorney prior to executing this Release;

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(v)

the undersigned has been given at least [21][4] days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and

(vi)

the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before [5:00 p.m. Eastern time] on the seventh day after this Release is executed by the undersigned.][5]

8.    Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

9.    Governing Law. This Release is deemed made and entered into in the State of New York, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of New York, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of                 ,         .

[Mario Schlosser / Joshua Kushner]

[4]	NTD: Use 45 days in a group termination, and include information regarding terminated positions.
[5]	NTD: Include as applicable.

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